[Letterhead of Carlton Fields]

4000 International Place
100 S.E. Second Street
Miami, FL 33131-2114

(305) 530-0050
(305) 530-0555  Fax
www.carltonfields.com

May 7, 2008

Imaging Diagnostic Systems, Inc. 6531 Northwest 18th Court Plantation, FL 33313

Re:Imaging Diagnostic Systems, Inc.
Registration Statement on Form S-1 filed May 7, 2008

Gentlemen:

We have acted as counsel to Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of an aggregate of 50,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), that are issuable upon exercise of a put option (the “Option”) granted to the Company pursuant to the terms and conditions of the Sixth Private Equity Credit Agreement, dated April 21, 2008, by and between the Company and Charlton Avenue, LLC. (the “Private Equity Agreement”).  The shares of Common Stock issuable upon exercise of the Option are referred to herein as the “Option Shares.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following:  (a) the Articles of Incorporation of the Company; (b) the Bylaws of the Company; (c) resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Option Shares by the Company; (d) the Registration Statement, including all exhibits thereto; and (e) the Private Equity Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.  As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof: (a) the representations and warranties contained in the Private Equity Agreement; and (b) certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.  With your permission, we have assumed compliance on the part of all parties to the Private Equity Agreement with their covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Option Shares covered by the Registration Statement when issued, sold, delivered, and paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable shares of common stock of the Company.

The opinion expressed herein is limited to the laws of the State of Florida.  This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement and may be relied on solely by you and by persons purchasing Option Shares pursuant to such offering.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Very truly yours,

CARLTON FIELDS, P.A.

By:  /s/ Robert B. Macaulay
Robert B. Macaulay